Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--201 (California Insured, Connecticut, Florida Insured, Virginia), Defined Asset Fund

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-64759 of our opinion dated April 8, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 19, 2000